EXHIBIT 10.6

REVOLVING DEMAND NOTE

November 5, 2007

$500,000.00

For value received, the undersigned PREMIER ONCOLOGY MANAGEMENT OF NASSAU, LLC, a New York limited liability company, with an address of 1 Lethbridge Plaza, Route 17 North, Suite 20, Mahwah, New Jersey, 07430 (the "Borrower"), promises to pay to the order of Manufacturers and Traders Trust Company, a New York banking corporation with an address of One M&T Plaza (Attn: Office of General Counsel), Buffalo, New York 14203 (together with its successors and assigns, the "Bank"), ON DEMAND, the principal amount of Five Hundred Thousand Dollars and Zero Cents ($500,000.00) or, if less, such amount as may be the aggregate unpaid principal amount of all loans or advances made by the Bank to the Borrower pursuant hereto, together with interest from the date hereof on the unpaid principal balance from time to time outstanding until paid in full

Reference is hereby made to a certain loan agreement dated on or about the date hereof, as amended, between the Borrower and the Bank for additional terms and conditions applicable to this Note.

As used in this Note, each capitalized term shall have the meaning specified in the Note or as it appears in initial capitalization. Additionally, the following terms shall have the indicated meanings:

"Adjustment Date", when applicable, means the first day of the applicable Interest Period (or if such date is not a Business Day, the immediately preceding Business Day).

"Applicable Rate" means either the LIBOR Rate or the Base Rate, as the case may be.

"Base Rate" means One (1.00) percentage points above the rate of interest announced by the Bank as its prime rate of interest.

"Business Day" means any day of the year on which banking institutions in New York, New York are not authorized or required by law or other governmental action to close, except to the extent used in the context of defining LIBOR herein, in which case it means any day of the year on which dealings are carried on in the London Interbank Eurodollar Market.

"Continuation Date" means the last day of each Interest Period.

"Interest Period" means the period commencing on the date of this Note or any Continuation Date, as applicable and ending on the following day; provided that if an Interest Period is to end on a day that is not a Business Day, such Interest Period shall be extended so as to end on the next succeeding Business Day.

"LIBOR" means the rate per annum (rounded upward, if necessary, to the nearest 1/16th of 1%) obtained by dividing (i) the one-day (or multiple day, as applicable, in contemplation of succeeding non-Business Days) interest period London Interbank Offered Rate, as fixed by the British Bankers Association for United States dollar deposits in the London Interbank Eurodollar Market at approximately 11:00 a.m. London, England time (or as soon thereafter as practicable) each day (or, if such day is a non-Business Day, as fixed in the same manner on the immediately preceding Business Day, which day’s rate shall apply to the immediately succeeding non-Business Days), as determined by the Bank from any broker, quoting service or other commonly available source utilized by the Bank, by (ii) a percentage equal to 100% minus the stated maximum rate of all reserves required to be maintained against "Eurocurrency Liabilities" as specified in Regulation D (or against any other category of liabilities, which includes deposits by reference to which the interest rate on LIBOR-based loans is determined, or any category of extensions of credit or other assets, which includes loans by a non-United States' office of a Bank to United States’ residents) on such date to any member Bank of the Federal Reserve System. Notwithstanding any provision above, the practice of rounding to determine LIBOR may be discontinued at any time in the Bank's sole discretion.

"LIBOR Rate" means Two and One-Half (2.50) percentage points above LIBOR.

"Payment Due Date", when applicable, means the same day of the calendar month as the date of this Note (or if there is no numerically corresponding day in a month, on the last day of such month); provided, however, if that day is not a Business Day, the Payment Due Date shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Payment Due Date shall end on be the immediately preceding Business Day.

Principal and interest shall be payable at the Bank's main office or at such other place as the Bank may designate in writing in immediately available funds in lawful money of the United States of America without set-off, deduction or counterclaim. Interest shall be calculated on the basis of actual number of days elapsed in a 360-day year.

To the extent the LIBOR Rate is the Applicable Rate, interest shall accrue on the outstanding principal balance from and including the first day of each Interest Period until, but not including, the last day of such Interest Period (or the day the outstanding principal balance is paid in full, if sooner), at a rate per annum equal to the LIBOR Rate determined and in effect on the applicable Adjustment Date. If and to the extent the Base Rate is the Applicable Rate, interest shall accrue on the outstanding principal balance from and including the first date the Base Rate is the Applicable Rate to but not including, the day such outstanding principal balance is paid in full or the Applicable Rate is converted to the LIBOR Rate, at the rate per annum equal to the Base Rate. Any change in the Base Rate resulting from a change in the Bank's Prime Rate shall be effective on the date of such change.

The Borrower shall pay all accrued and unpaid interest, in amounts which may vary, as follows: (i) if the LIBOR Rate is the Applicable Rate, on the last day of each Interest Period (except, however, if the Interest Period duration is less than one month, in which case such interest payments shall be made monthly on the Payment Due Date for each month, or as otherwise invoiced by the Bank), (ii) if the Base Rate is the Applicable Rate, on the Payment Due Date for each month, and (iii) on demand.

Subject to the terms of this paragraph, upon the expiration of the first Interest Period and each Interest Period thereafter, the LIBOR Rate will be automatically continued on the Continuation Date for an additional Interest Period of the same duration. Unless the Bank shall otherwise consent in writing, if (i) the Borrower has failed to pay when due, in whole or in part, the indebtedness under the Note (whether upon maturity, acceleration or otherwise), or (ii) there exists a condition or event which with the passage of time, the giving of notice or both shall constitute an event of default under any agreement with the Bank, the Bank, in its sole discretion, may (i) permit the LIBOR Rate to continue until the last day of the applicable Interest Period at which time the Applicable Rate shall automatically be converted to the Base Rate or (ii) convert the LIBOR Rate to the Base Rate before the end of the applicable Interest Period. Notwithstanding the foregoing, upon the occurrence of such an event of default, the Applicable Rate shall be automatically converted to the Base Rate without further action by the Bank and Borrower shall have no right to have the Applicable Rate converted from the Base Rate to the LIBOR Rate. Nothing herein shall be construed to be a waiver by the Bank to have the outstanding principal balance accrue interest at the default rate or the right of the Bank to any prepayment premium set forth in this Note, if any.

If the Bank shall determine that, due to either (a) the introduction of any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of LIBOR) in or in the interpretation of any requirement of law or (b) the compliance with any guideline or request from any central Bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to the Bank of agreeing to make or making, funding or maintaining any loans based on LIBOR, then Borrower shall be liable for, and shall from time to time, upon demand therefor by the Bank and pay to the Bank such additional amounts as are sufficient to compensate the Bank for such increased costs. If the Bank shall determine that for any reason adequate and reasonable means do not exist for ascertaining LIBOR for any Interest Period, the Bank will give notice of such determination to the Borrower. Thereafter, the Bank may not maintain the loan hereunder at the LIBOR Rate until the Bank revokes such notice in writing and, until such revocation, the Bank may convert the Applicable Rate from the LIBOR Rate to the Base Rate.

If the Bank shall determine that the introduction of any law (statutory or common), treaty, rule, regulation, guideline or determination of an arbitrator or of a governmental authority or in the interpretation or administration thereof, has made it unlawful, or that any central Bank or other governmental authority has asserted that it is unlawful for the Bank to make loans based on LIBOR then, on notice thereof by the Bank to the Borrower, the Bank may suspend the maintaining of the loan hereunder at the LIBOR Rate until the Bank shall have notified the Borrower that the circumstances giving rise to such determination shall no longer exist. If the Bank shall determine that it is unlawful to maintain the loan hereunder based on LIBOR, the Bank may convert the Applicable Rate from the LIBOR Rate to the Base Rate.

This Note is a revolving note and, subject to the foregoing and in accordance with the provisions hereof and of any and all other agreements between the Borrower and the Bank related hereto, the Borrower may, at its option, borrow, pay, prepay (without premium) and reborrow hereunder at any time prior to demand for payment hereunder or such earlier date as the obligations of the Borrower to the Bank under this Note, and any other agreements between the Bank and the Borrower related hereto, shall become due and payable, or the obligation of the Bank to extend financial accommodations to the Borrower shall terminate; provided, however, that in any event the principal balance outstanding hereunder shall at no time exceed the face amount of this Note. This Note shall continue in full force and effect until all obligations and liabilities evidenced by this Note are paid in full and the Bank is no longer obligated to extend financial accommodations to the Borrower, even if, from time to time, there are no amounts outstanding respecting this Note.

Any payments received by the Bank on account of this Note shall, at the Bank's option, be applied first, to any costs, expenses or charges then owed to the Bank by the Borrower; second, to accrued and unpaid interest; third, to the unpaid principal balance hereof; and the balance to escrows, if any. Notwithstanding the foregoing, any payments received after demand for payment shall be applied in such manner as the Bank may determine. The Borrower hereby authorizes the Bank to charge any deposit account which the Borrower may maintain with the Bank for any payment required hereunder without prior notice to the Borrower.

If pursuant to the terms of this Note, the Borrower is at any time obligated to pay interest on the principal balance at a rate in excess of the maximum interest rate permitted by applicable law for the loan evidenced by this Note, the applicable interest rate shall be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder.

The Borrower represents to the Bank that the proceeds of this Note will not be used for personal, family or household purposes or for the purpose of purchasing or carrying margin stock or margin securities within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

The Borrower and each endorser and guarantor hereof grant to the Bank a continuing lien on and security interest in any and all deposits or other sums at any time credited by or due from the Bank or any Bank Affiliate (as hereinafter defined) to the Borrower and/or each endorser or guarantor hereof and any cash, securities, instruments or other property of the Borrower and each endorser and guarantor hereof in the possession of the Bank or any Bank Affiliate, whether for safekeeping or otherwise, or in transit to or from the Bank or any Bank Affiliate (regardless of the reason the Bank or Bank Affiliate had received the same or whether the Bank or Bank Affiliate has conditionally released the same) as security for the full and punctual payment and performance of all of the liabilities and obligations of the Borrower and/or any endorser or guarantor hereof to the Bank or any Bank Affiliate and such deposits and other sums may be applied or set off against such liabilities and obligations of the Borrower or any endorser or guarantor hereof to the Bank or any Bank Affiliate at any time, whether or not such are then due, whether or not demand has been made and whether or not other collateral is then available to the Bank or any Bank Affiliate.

No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right or of any other right of the Bank, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The Borrower and every endorser or guarantor of this Note, regardless of the time, order or place of signing, waives presentment, demand, protest, notice of intent to accelerate, notice of acceleration and all other notices of every kind in connection with the delivery, acceptance, performance or enforcement of this Note and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral, and to the addition or release of any other party or person primarily or secondarily liable and waives all recourse to suretyship and guarantor defenses generally, including any defense based on impairment of collateral. To the maximum extent permitted by law, the Borrower and each endorser and guarantor of this Note waive and terminate any homestead rights and/or exemptions respecting any premises under the provisions of any applicable homestead laws, including without limitation, Section 5206 of the Civil Practice Law and Rules of New York.

The Borrower and each endorser and guarantor of this Note shall indemnify, defend and hold the Bank and the Bank Affiliates and their directors, officers, employees, agents and attorneys (each an "Indemnitee") harmless against any claim brought or threatened against any Indemnitee by the Borrower, by any endorser or guarantor, or by any other person (as well as from attorneys' reasonable fees and expenses in connection therewith) on account of the Bank's relationship with the Borrower or any endorser or guarantor hereof (each of which may be defended, compromised, settled or pursued by the Bank with counsel of the Bank's selection, but at the expense of the Borrower and any endorser and/or guarantor), except for any claim arising out of the gross negligence or willful misconduct of the Bank.

The Borrower and each endorser and guarantor of this Note agree to pay, upon demand, costs of collection of all amounts under this Note including, without limitation, principal and interest, or in connection with the enforcement of, or realization on, any security for this Note, including, without limitation, to the extent permitted by applicable law, reasonable attorneys' fees and expenses. Upon demand for payment of any amounts due hereunder, interest shall accrue at a rate per annum equal to the aggregate of 4.0% plus the rate provided for herein. If any payment due under this Note is unpaid for 5 days or more, the Borrower shall pay, in addition to any other sums due under this Note (and without limiting the Bank's other remedies on account thereof), a late charge equal to the greater of $50 or 5.0% of such unpaid amount (which amount shall be subject to and limited so as to not be in violation of the provisions of Section 254-b of New York Real Property Law, if applicable).

This Note shall be binding upon the Borrower and each endorser and guarantor hereof and upon their respective heirs, successors, assigns and legal representatives, and shall inure to the benefit of the Bank and its successors, endorsees and assigns.

The liabilities of the Borrower and any endorser or guarantor of this Note are joint and several; provided, however, the release by the Bank of the Borrower or any one or more endorsers or guarantors shall not release any other person obligated on account of this Note. Any and all present and future debts of the Borrower to any endorser or guarantor of this Note are subordinated to the full payment and performance of all present and future debts and obligations of the Borrower to the Bank. Each reference in this Note to the Borrower, any endorser, and any guarantor, is to such person individually and also to all such persons jointly. No person obligated on account of this Note may seek contribution from any other person also obligated, unless and until all liabilities, obligations and indebtedness to the Bank of the person from whom contribution is sought have been irrevocably satisfied in full. The release or compromise by the Bank of any collateral shall not release any person obligated on account of this Note.

The Borrower and each endorser and guarantor hereof each authorizes the Bank to complete this Note if delivered incomplete in any respect. A photographic or other reproduction of this Note may be made by the Bank, and any such reproduction shall be admissible in evidence with the same effect as the original itself in any judicial or administrative proceeding, whether or not the original is in existence.

This Note is delivered to the Bank at one of its offices in New York and shall be governed by the laws of the State of New York without giving effect to the conflicts of laws principles thereof.

Any demand or notice hereunder or under any applicable law pertaining hereto shall be in writing and duly given if delivered to any party hereto at the address for such party as set forth herein, or at such other address as any party may from time to time designate in written notice received by the other parties hereto; provided, however, that in order for any notice to the Bank to be deemed effective, a duplicate notice shall be separately delivered to the Bank at the current office address of the Bank officer primarily responsible for the customer account to which this document relates (which address will be furnished to Borrower by the Bank in writing). Copies of any such notices, demands, or other communications required hereunder shall be sent to The Sagemark Companies, Ltd., 1285 Avenue of the Americas, 35th Floor, New York, New York 10019, Attn: Ron Lipstein, Chief Executive Officer. Copies of notices, demands or other communications to Borrower hereunder shall be sent to Robert L. Blessey, Esq., 51 Lyon Ridge Road, Katonah, New York 10536 and Margo E. Bader, Esq., c/o mpowermed, 1 Lethbridge Plaza, Route 17 North, Suite 20, Mahwah, New Jersey 07430. Any such demand or notice shall be deemed sufficiently given for all purposes when delivered (i) by personal delivery and shall be deemed effective when delivered, or (ii) by mail or courier and shall be deemed effective three (3) business days after deposit in an official depository maintained by the United States Post Office for the collection of mail or one (1) business day after delivery to a nationally recognized overnight courier service. Notice by e-mail is not valid notice under this or any other agreement between the undersigned parties.

The term "Bank Affiliate" as used in this Note shall mean any banking or lending affiliates of the Bank, any party acting as a participant lender in the credit arrangements contemplated herein, or any third party acting on the Bank's behalf.

Except as set forth below, no change in this Note or waiver of any right or remedy hereunder can be made except in a writing signed by the Bank, and, if a change by Borrower as well. No course of dealing or other conduct, no oral agreement or representation made by the Bank, and no usage of trade, shall operate as a waiver of any right or remedy of the Bank. No waiver of any right or remedy of the Bank shall be effective unless made specifically in writing by the Bank.

This Note, together with any related loan and security agreements and guaranties, contains the entire agreement between the Borrower and the Bank with respect to the Note, and supersedes every course of dealing, other conduct, oral agreement and representation previously made by the Bank.

If there is more than one obligor to the Bank named herein and signing below, each such obligor shall be jointly and severally liable for the payment of all amounts and performance of all obligations required hereunder.

Preauthorized Transfers from Deposit Account. If a deposit account number is provided, Borrower hereby authorizes the Bank to debit Borrower’s deposit account # [Redacted]with the Bank automatically for any amount which becomes due under this Note.

The Borrower and each endorser and guarantor of this Note each irrevocably submits to the nonexclusive jurisdiction of any Federal or state court sitting in New York, over any suit, action or proceeding arising out of or relating to this Note. Each of the Borrower and each endorser and guarantor irrevocably waives, to the fullest extent it may effectively do so under applicable law, any objection it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that the same has been brought in an inconvenient forum. Each of the Borrower and each endorser and guarantor hereby consents to any and all process which may be served in any such suit, action or proceeding, (i) by mailing a copy thereof by registered and certified mail, postage prepaid, return receipt requested, to the Borrower's, endorser's or guarantor's address shown below or as notified to the Bank and (ii) by serving the same upon the Borrower(s), endorser(s) or guarantor(s) in any other manner otherwise permitted by law, and agrees that such service shall in every respect be deemed effective service upon the Borrower or such endorser or guarantor.

THE BORROWER AND EACH ENDORSER AND GUARANTOR ACKNOWLEDGE THAT THIS NOTE IS A DEMAND NOTE AND THE RIGHT OF THE BANK TO DEMAND PAYMENT OF THIS NOTE IN WHOLE OR IN PART AT ANY TIME SHALL BE ABSOLUTE, UNCONDITIONAL AND IN THE SOLE DISCRETION OF THE BANK. THE INCLUSION OF EVENTS OF DEFAULT AND COVENANTS IN ANY LOAN DOCUMENTS BETWEEN THE BANK AND THE BORROWER OR ANY ENDORSER OR GUARANTOR OR OTHER PARTY DELIVERED IN CONNECTION WITH THIS NOTE OR OTHERWISE SHALL NOT IN ANY WAY LIMIT THE DEMAND NATURE OF THIS NOTE AND THE BANK MAY MAKE DEMAND FOR PAYMENT AT ANY TIME FOR ANY OR NO REASON, WHETHER OR NOT AN EVENT OF DEFAULT HAS OCCURRED UNDER ANY SUCH LOAN DOCUMENTS.

THE BORROWER, EACH ENDORSER AND GUARANTOR AND THE BANK EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, AND AFTER AN OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL, (A) WAIVES ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING IN CONNECTION WITH THIS NOTE, ANY OF THE OBLIGATIONS OF THE BORROWER, EACH ENDORSER AND GUARANTOR TO THE BANK, AND ALL MATTERS CONTEMPLATED HEREBY AND DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND (B) AGREES NOT TO SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CAN NOT BE, OR HAS NOT BEEN, WAIVED. THE BORROWER, EACH ENDORSER AND GUARANTOR AND THE BANK EACH CERTIFIES THAT NEITHER THE BANK NOR ANY OF ITS REPRESENTATIVES, AGENTS OR COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT IN THE EVENT OF ANY SUCH PROCEEDING SEEK TO ENFORCE THIS WAIVER OF RIGHT TO TRIAL BY JURY.

Executed as of November 5, 2007

Witness:	Borrower: PREMIER ONCOLOGY MANAGEMENT OF NASSAU, LLC By: /s/ David Greenblatt David Greenblatt, Manager

1 Lethbridge Plaza Route 17 North, Suite 20 Mahwah, New Jersey 07430

STATE OF NEW YORK :

SS.
COUNTY OF ____________________ :

On the 5th day of November in the year 2007, before me, the undersigned, a Notary Public in and for said State, personally appeared, David Greenblatt, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

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NOTARY PUBLIC

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TYPE OR PRINT NAME